Exhibit 99.1

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:	Janet Vasquez
jvasquez@investorrelationsgroup.com
The Investor Relations Group
212-825-3210
PolyMedix Appoints Brian Anderson to
Board of Directors
Radnor, PA (January 29, 2008) — PolyMedix, Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing acute care products for infectious diseases and acute cardiovascular disorders based on biomimetics, has appointed Brian Anderson to its Board of Directors.
Brian Anderson brings over thirty years of experience in the pharmaceutical and biotechnology industries to PolyMedix. Educated at the University of Manitoba, Brian commenced his career in the pharmaceutical industry at Pharmacia (later Pharmacia & Upjohn), where he spent fifteen years in progressively senior positions in sales and marketing. He then served for eight years at Bristol-Myers Squibb in executive positions in business development and marketing. During the past ten years Brian has served in senior positions with several development-stage biotechnology companies, as the Senior Vice President of Corporate Development at Interneuron (now Indevus), Chief Business Officer of MediciNova, and President & C.E.O. of Cognetix. He has served on the Board of Directors of Oragenics and Omni-Genetics.
“I greatly appreciate Brian being willing to share his time and expertise with PolyMedix,” commented Nick Landekic, President & C.E.O. of PolyMedix. “It is a privilege for any company to have such a highly experienced and qualified executive on its Board. I look forward to working closely with Brian in the future as we continue to build our company.”
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular
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PolyMedix Appoints Brian Anderson to Board of Directors
January 29, 2008

disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds – small molecule mimetics of human host-defense proteins - are believed to have a completely different mechanism of action from all current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as rapidly acting antibiotics for serious systemic and local infections. The Company is also developing polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds reverse the activity of both heparin and low molecular weight heparins, in keeping with our goal of developing an antagonist drug that is safer and easier to use than currently approved therapy. PolyMedix plans to file IND applications during the first quarter of 2008 in anticipation of commencing human clinical trials for both its antibiotic and heptagonist compounds. For more information, please visit PolyMedix on its website at www.polymedix.com.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements.  PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions.  Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere.  A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements.  PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
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